UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 27, 2009, Websense, Inc. (“Websense” or, the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ending December 31, 2008. A copy of the press release is attached as Exhibit 99.1. The information in this Item 2.02 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

On January 21, 2009, the Board of Directors of the Company named Douglas Wride, age 55, as the Company’s Chief Operating Officer (“COO”), effective immediately. Mr. Wride will continue to serve as President of Websense and will continue to report to Websense Chief Executive Officer, Gene Hodges. No changes have been made to Mr. Wride’s compensation in connection with his appointment as COO and his biographical information is included in our Form 10-K filed with the Securities and Exchange Commission on February 28, 2008, under the heading “Executive Officers,” which information is incorporated herein by reference.

Executive Bonus Programs

On January 21, 2009, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of the Company, the Committee approved the terms of the CEO Bonus Plan, the President Bonus Plan and the Senior Vice President Bonus Plan (the “Bonus Programs”) applicable to the Chief Executive Officer (the “CEO”), the President and the senior vice presidents (the “SVPs”) of the Company, respectively.

Under the CEO Bonus Plan, the CEO is eligible for a target bonus amount equal to 100% of his annual base salary (the “CEO Target Bonus”). The actual amount of the CEO Target Bonus earned by the CEO is based on the Company’s achievement of certain goals established by the Committee or the Company’s Board of Directors near the beginning of the fiscal year which are related to (i) annual billings and (ii) non-GAAP operating income. The Committee decided to use non-GAAP operating income (and not GAAP operating income) as the Committee views non-GAAP operating income as the best indicator of the current performance of the Company. One-half of the CEO Target Bonus is earned if the Company meets its annual billings goal while the other half is earned if the Company meets its annual non-GAAP operating income goal. Achievement of at least 90% of either the annual billings goal or the annual non-GAAP operating income goal is required for any payment of the portion of the CEO’s bonus that is based on achievement of such goal. At 90%, the CEO earns 50% of the target payment, and at 110% the CEO earns 150% of the target payment. The CEO bonus amount is prorated for goal achievement between 90% - 110% of the annual billings goal or annual non-GAAP operating income goal, and no additional payments are made for any achievement in excess of 110%.

Under the President Bonus Plan, the Company’s President is eligible for a target bonus amount equal to 75% of his annual base salary (the “President Target Bonus”). The actual amount of the President Target Bonus earned by the President is based on the Company’s achievement of semi-annual and annual billings and non-GAAP operating income goals. For each half of the Company’s fiscal year in which the Company meets its budgeted billings and non-GAAP operating income goals, the President is eligible to receive a target bonus amount equal to 50% of his semi-annual base salary (the “President Semi-Annual Bonus”). One-half of each President Semi-Annual Bonus, prorated as discussed below, is earned if the Company meets the applicable semi-annual billings goal and one-half of each President Semi-Annual Bonus, also subject to proration, is earned if the Company meets the applicable semi-annual non-GAAP operating income goal. At the end of the fiscal year, if the Company meets its annual billings goal and annual non-GAAP operating income goal, the President is eligible to receive an additional target bonus amount equal to 50% of his semi-annual base salary, again split in an even manner between achievement of the billings goal and the non-GAAP operating income goal and subject to proration. Achievement of at least 90% of a goal is required for any payment of the portion of the President’s bonus that is based on achievement by the Company of that goal. At 90%, the President earns 50% of the target bonus amount, and at 110%, the President earns 150% of the target bonus amount. The President’s bonus amount is prorated for goal achievement between 90% - 110% of a goal, and no additional payments are made for any achievement in excess of 110%.

Under the Senior Vice President Bonus Plan, the Company’s SVPs are typically eligible for a target bonus amount equal to 50% of their respective annual base salaries (the “SVP Target Bonus”). The actual amount of the SVP Target Bonus earned by the SVP is based on the Company’s achievement of the billings and non-GAAP operating income goals. For each half of the Company’s fiscal year in which the Company meets its budgeted billings and non-GAAP operating income goals, each SVP is eligible to receive a target bonus amount equal to 33.33% of the SVP’s semi-annual base salary (the “SVP Semi-Annual Bonus”). One-half of each SVP Semi-Annual Bonus, prorated as discussed below, is earned if the Company meets its applicable semi-annual billings goal and one-half of each SVP Semi-Annual Bonus, also subject to proration, is earned if the Company meets its applicable semi-annual non-GAAP operating income goal. At the end of the fiscal year, if the Company meets its annual billings goal and annual non-GAAP operating income goal, each SVP is eligible to receive an additional target bonus amount equal to 33.33% of the SVP’s semi-annual base salary, again split in an even manner between meeting the billings goal and the non-GAAP operating income goal and subject to proration. Achievement of at least 90% of a goal is required for any payment of the portion of a SVP’s bonus that is based on achievement by the Company of that goal. At 90%, a SVP earns 50% of the target payment, and at 110%, a SVP earns 150% of the target payment. A SVP’s bonus amount is prorated for goal achievement between 90% - 110% of a goal, and no additional payments are made for any achievement in excess of 110%.

The foregoing summary of the Bonus Programs does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Programs, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, of this current report on Form 8-K.

Restricted Stock Units

On January 21, 2009, the Compensation Committee decided to grant restricted stock unit awards with performance based vesting (“RSUs”) to certain of the Company’s officers, including each of the Company’s “named executive officers” (as defined under applicable securities laws), under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Stock Plan”). The awards become effective on February 10, 2009. The RSUs are evidenced by a Delayed Issuance Stock Unit Issuance Award Grant Notice and Delayed Issuance Stock Issuance Award Agreement (together, the “RSU Agreement”) which, together with the Stock Plan, set forth the terms and conditions of the RSUs.

Under the Stock Plan and the applicable RSU Agreement, each RSU represents a nontransferable right to receive one share of the Company’s Common Stock (subject to adjustment for certain specified changes in the capital structure of the Company). In the event that one or more RSUs vest, the Company will deliver one share of the Company’s Common Stock for each RSU that has vested. No RSUs will vest unless the Chief Executive Officer is entitled to at least an aggregate 100% target cash bonus payout based solely on the Company’s achievement of combined annual billings and annual non-GAAP operating income objectives set by the Committee for the CEO Bonus Plan, as determined by the Compensation Committee at the time it determines the bonus payable to the Chief Executive Officer under the CEO Bonus Plan. If the performance requirement is satisfied, 50% of the RSUs will vest on February 10, 2011 and the remaining 50% will vest on February 10, 2012. If the performance requirement is not satisfied, then the RSUs will never vest and will terminate. Vesting of RSUs will terminate if the holder terminates service as an employee of the Company unless vesting is accelerated under the Officer Change in Control Severance Benefit Plan or individual employment agreements.

The number of RSUs that will be granted on February 10, 2009 to the Company’s “named executive officers” as identified in our last proxy statement are set forth in the table below.

Named Executive Officer	Number of RSUs
Gene Hodges Chief Executive Officer	20,000
Douglas Wride President and Chief Operating Officer	10,000
Dudley Mendenhall Senior Vice President and Chief Financial Officer	5,000
John McCormack Senior Vice President, Product Development	5,000
Michael Newman Senior Vice President and General Counsel	5,000

The foregoing is only a brief description of the material terms of the RSUs, does not purport to be complete, and is qualified in its entirety by reference to the Stock Plan, the applicable form of RSU Agreement under the Stock Plan, the CEO Bonus Plan, and the Officer Change in Control Severance Benefit Plan. The Stock Plan, filed as an Exhibit to the Company’s Current Report on Form 8-K filed on October 17, 2007, the form of RSU Agreement, filed as an Exhibit to the Company’s Form 10-K for the period ended December 31, 2005, and the Officer Change in Control Severance Benefit Plan, filed as an Exhibit to the Company’s Current Report on Form 8-K, filed on July 23, 2008, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Number	Description

10.1	CEO Bonus Plan

10.2	President Bonus Plan

10.3	SVP Bonus Plan

99.1	Press release issued by Websense, Inc. on January 27, 2009 relating to financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: January 27, 2009	/s/ Dudley Mendenhall
Dudley Mendenhall
Sr. Vice President and Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Number	Description

10.1	CEO Bonus Plan

10.2	President Bonus Plan

10.3	SVP Bonus Plan

99.1	Press release issued by Websense, Inc. on January 27, 2009 relating to financial results.